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                                                                     EXHIBIT N-5

                        IDENTIFICATION AND DESCRIPTION OF
                              SERVICE ARRANGEMENTS

                                     BETWEEN
                    FIRSTENERGY CORP. AND ASSOCIATE COMPANIES

PART A - SERVICES PROVIDED BY FIRSTENERGY AT COST

         FirstEnergy currently provides various services to its subsidiary companies. As described in Item 3.R.1 of the Application/Declaration on Form U-1, these services will be moved to a new "service company" as soon as practical consistent with continued efficient operation of the FirstEnergy system. The first table below lists the FirstEnergy department or function providing services, the recipients, the approximate number of employees involved and estimated expenses for the year ending December 31, 2001 regarding these services. These services are generally provided without a specific written agreement except in certain circumstances regarding services to ATSI.

         The estimated aggregate amount of services to be provided by FirstEnergy to the FirstEnergy utility subsidiaries in 2001 is: Ohio Edison, $80 million, Cleveland Electric, $67 million, Toledo Edison, $31 million, Penn Power, $12 million and ATSI, $10 million. FirstEnergy anticipates that the dollar amounts of services described below will remain relatively constant subject to reductions resulting from merger synergies and consolidation of service company functions with GPUS increased by the expansion of services necessary to accommodate the GPU Subsidiaries as client companies. FirstEnergy and GPU have appointed transition teams who are working to identify best practices and outline the organization of the service function to be in place following the interim period. FirstEnergy has not yet identified which of the functions listed below will be migrated to a new service company or in what time frame. That information will be developed in the interim period. In general, FirstEnergy expects that the new service company will provide all or most of the services listed below but generally will not engage in "utility operating" functions as has been the case at GPUS.

         FirstEnergy has a cost allocation manual and policies and guidelines for affiliated company transactions as required by the PUCO in connection with the Corporate Separation Plan. (See Case No. 99-2422-EL-ORD, January 20, 2000). These documents identify what companies provide services to associate companies, define "cost" as fully allocated cost including direct and actual costs plus indirect costs and other appropriate overheads. Cost is substantially the same as "cost" as defined in Rules 90 and 91. FirstEnergy has an automated accounting system to allow for separation of costs among its various business units. A valid responsibility area must be associated with all transactions before any entries can be made in the accounting system.

         Whenever appropriate, costs specifically attributable to an entity are charged directly to that entity. When services are provided by one entity to another, charges are billed through the
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Value Based Management (VBM) system. Pricing is at cost unless a market price is allowed. Costs that cannot be directly billed are allocated. Whenever possible costs of services that can be directly assignable are assigned to the entity to whom such costs are attributable. Costs which have a joint benefit are allocated by an appropriate cost causation method (for example, employee benefit costs incurred by corporate support services are allocated based on labor dollars). Costs which have a joint benefit but cannot be allocated on a cost causative basis are allocated through general allocation factors such as revenues. "Corporate sustaining costs" are unattributable costs which jointly benefit all units, such as corporate governance activities such as shareholder services, investor relations, financial reporting, general corporate legal services, risk management and similar areas. These costs are allocated by general allocation factors. Finally, "unallocable" costs are captured at FirstEnergy and are not allocated to any subsidiary. These include FirstEnergy business diversification, political and philanthropic activities.

         Services currently provided by FirstEnergy are as follows:


                                                                                                               APPROXIMATE FY 2001
                                                                                      APPROXIMATE NUMBER OF           AMOUNT
 PROVIDING DEPARTMENT                                RECIPIENTS*                        EMPLOYEES              ($ IN THOUSANDS)
---------------------                                -----------                      ---------------------    --------------------
Administrative Services                                 All                               116                       30,443
Advanced Technologies                                   All                                12                       13,019
Business Planning                                       All                                13                          509
Claims                                                  All                                 7                          475
Communications                                          All                                19                       14,355
Consolidated Call Center                            FirstEnergy Utility                   157
                                                     Subsidiaries                                                   11,882
Controller's                                            All                                96                       22,833
Corporate                                               All                                23                        6,562
Corporate Administrative Group Admin                    All                                 2                          793
Corporate Affairs                                       All                                 7                       13,574
Customer Account Services                           FirstEnergy Utility                    83
                                                    Subsidiaries                                                    19,726
Enterprise Risk Management                              All                                 8                        2,727
Federal Government Affairs                              All                                 2                        1,188
Finance Admin                                           All                                14                        2,676
Government Affairs                                      All                                 4                        1,283
Human Resources                                         All                                93                        6,929
Industrial Relations                                    All                                27                        6,228


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
                                                                                                                APPROXIMATE FY 2001
                                                                                      APPROXIMATE NUMBER OF           AMOUNT
 PROVIDING DEPARTMENT                                RECIPIENTS*                        EMPLOYEES              ($ IN THOUSANDS)
---------------------                                -----------                      ---------------------    --------------------
Information Services                                    All                               414                       57,995
Internal Auditing                                       All                                16                        1,701
Legal                                                   All                                18                       20,848
Project & Support Services                              All                                34                        3,113
Rate                                                    All                                23                        5,241
Real Estate                                             All                                28                       12,546
Supply Chain                                            All                               222                       28,625
T&D Technical Services                                  All                               113                       11,955
Treasury                                                All                                24                        6,832
Workforce Development                              FirstEnergy Utility                     44
                                                     Subsidiaries                                                    4,784
Allocated FE Executive and Staff Costs             FirstEnergy Utility                     10
                                                   Subsidiaries, FES,
                                                  Marbel, FEFSG, FE

                                                   Generation, FENOC                                                 5,602
Totals                                                                                  1,718                      314,444


                           * "All" meaning all associate companies including utility and non-utility


PART B - SERVICES PROVIDED BY SUBSIDIARIES AT COST

Certain Subsidiaries of FirstEnergy provide services to associate companies at cost as defined in Rules 90 and 91. As noted in Item 3.R.4 of the Application/Declaration on Form U-1, FirstEnegy is seeking approval under Rule 87 for the providing entity to continue to provide these services.

                                                                 NATURE                                     APPROXIMATE FY 2001
                                                                   OF             APPROXIMATE NUMBER OF          AMOUNT
 PROVIDING DEPARTMENT                 RECIPIENTS*                SERVICE                EMPLOYEES            ($ IN THOUSANDS)
---------------------                 -----------          --------------------   --------------------      --------------------
ATSI Transmission                 FirstEnergy Utility          Transmission                       89                  172,592
                                     Subsidiaries;          Services at Tariff                                Transmission At
                                      Non-Utility             Rates and Misc                                       Tariff and
                                     Subsidiaries           Technical Services                                     1,690 Misc
                                                                 at Cost                                     Services at Cost


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
                                                                 NATURE                                     APPROXIMATE FY 2001
                                                                   OF             APPROXIMATE NUMBER OF          AMOUNT
 PROVIDING DEPARTMENT                 RECIPIENTS*                SERVICE                EMPLOYEES            ($ IN THOUSANDS)
---------------------                 -----------          --------------------   --------------------      --------------------
FENOC                                    ATSI                 Maintenance at                       3
                                                            Davis Besse Plant                                              67
FES                                      ATSI                  Pass Through                       --
                                                            Ancillary Services
                                                             To Third Parties                                          10,546
FES                               FirstEnergy Utility         Administrative                       1
                                     Subsidiaries                Services                                                  36
Genco                                    ATSI                 Maintenance at                      88
                                                               Burger Plant                                                32
Genco                             FirstEnergy Utility         Environmental                       30
                                     Subsidiaries;               Services
                                   Non-Utility

                                     Subsidiaries                                                                       1,021
Genco                             FirstEnergy Utility           Generation                       293
                                  Subsidiaries, FENOC      Technical Services,
                                                               Maintenance                                              5,018
Genco                                    ATSI                 Maintenance at                       2
                                                               Sammis Plant                                                50
Northern Region (CEI)             FENOC, ATSI, Genco,         Maintenance &                      909
                                          FES                  Construction                                             8,741
Central Region (OE)               FENOC, ATSI, Genco,         Maintenance &                      613
                                        FES, FE                Construction                                            15,685
Southern Region (OE)                  ATSI, Genco             Maintenance &                      264
                                                               Construction                                             8,721
Western Region (TE, OE)           FENOC, ATSI, Genco,         Maintenance &                      551
                                        FES, FE                Construction                                            10,946
Eastern Region (OE, CEI, PP)      FENOC, ATSI, Genco,         Maintenance &                      688
                                          FES                  Construction                                            19,023

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PART C - SERVICES PROVIDED AT MARKET PRICES

         Certain Subsidiaries of FirstEnergy provide services to associate companies at prices other than cost as defined in Rules 90 and 91. As noted in
Item 3.R.4 of the Application/Declaration on Form U-1, FirstEnegy requests authorization to allow the arrangements identified in this Part C, as well as extensions, additions and replacements thereof in the ordinary course of business (the "At Market Service Arrangements"), to remain in place for a period ending not later than December 31, 2002 and requests an exemption or waiver under Section 13 from the cost standards of Rules 90 and 91, as applicable, for such At Market Service Arrangements.


                                                                 NATURE                                         APPROXIMATE FY 2001
                                                                   OF                 APPROXIMATE NUMBER OF          AMOUNT
 PROVIDING DEPARTMENT                 RECIPIENTS*                SERVICE                    EMPLOYEES            ($ IN THOUSANDS)
---------------------                 -----------           --------------------      ---------------------    --------------------
FEFSG                             FirstEnergy; Ohio         Maintenance, repair                       N/A         10,000 to 12,000
                                Edison; Toledo Edison       and modifications of
                                                            real property
First Communications;                   ATSI                Outgoing long                             N/A                      N/A
FirstEnergy                                                 distance, incoming
(Administrative Services                                    toll free service
Department)
First Communications,                   ATSI                Tele-communications                       N/A                      N/A
FirstEnergy                                                 services other than
(Administrative Services                                    long distance or toll
Department)                                                 free services such as
                                                            point to point data
                                                            circuits

Advanced Tech.                         FE Corp              Fiber-Optics                              N/A                    1,000
Development Corp.                  (Administrative
                                Services), FE Telecom

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